CONSENT OF REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 (No. 333- 106116) of Clifton Savings Bancorp, Inc. (the "Company") of our report dated June 3, 2005, included in the Company's Annual Report on Form 10-K for the year ended March 31, 2005.


/s/ Beard Miller Company LLP


Pine Brook, New Jersey
July 15, 2005